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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 8, 2007

MEDUSA STYLE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50480	98-0389557
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

     580 Hornby Street
Suite 210
Vancouver, British Columbia
Canada V6C 3B6
(Address of principal executive offices and Zip Code)

(604) 687-6991
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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TABLE OF CONTENTS

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SIGNATURES

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 8, 2007, we entered into a Share Exchange Agreement (the “Agreement”) with En2Go, Inc., (“En2Go”), which contemplates an exchange by us to each of the shareholders of En2Go. Under the terms of the Agreement, we will issue a total of 27,800,000 shares of common stock in exchange for all of the issued and outstanding shares of En2Go’s common stock.

     Concurrently with the Closing of the Agreement, Janis Douville, a former director and officer has agreed to transfer 10,750,000 shares of common stock to the shareholders of En2Go (the “Share Transfer”).

     Closing of the Agreement is subject to us completing a private placement of a minimum of 1,200,000 common shares at a price not less than $1.00 per share. Closing of the Agreement is subject to En2Go having prepared or providing sufficient material and information for the preparation of a Form 8-K suitable for filing on EDGAR, which shall contain all information and financial statements as required by Item 5.06 and Item 9.01 of Form 8-K.

     On Closing, Mr. Tolga Katas and Mr. Paul Fishkin will become new members of the Board of Directors. Mr. Bruce Schmidt, our current President, CEO, CFO, Secretary and Treasurer will resign his offices but will remain a member of the Board.

     En2Go is a full-service entertainment and technology company that specializes in creating high-end, innovative desktop applications.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 11th day of June 2007.

MEDUSA STYLE CORPORATION

BY:	BRUCE SCHMIDT
Bruce Schmidt, president, principal executive
officer, and sole member of the board of directors